EXHIBIT 10.26

SECOND AMENDMENT TO THE EXCLUSIVE AGREEMENT BETWEEN ABBOTT POINT OF CARE INC. AND ABAXIS, INC.

This Second Amendment (“Second Amendment”) to that certain Exclusive Agreement (“Agreement”) dated as of March 7, 2017, is effective as of April 19, 2017 (“Amendment Effective Date”) between Abaxis, Inc. (“ABAXIS”) and Abbott Point of Care Inc. (“ABBOTT”) relating to the appointment of ABBOTT to sell and distribute Abaxis Products. Any capitalized term used and not otherwise defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

1	Amendment. ABAXIS and ABBOTT hereby amend the Agreement as follows:

a.	Section 1.12 of the Agreement is amended and restated as follows:

1.12.
“Field” shall mean the professionally attended human healthcare market including Contract Research Organizations (CRO’s) but excluding the following: Catapult Health, LLC, pharmacy and retail store clinics, shopping malls, and cruise lines. The Field does not include use in the veterinary healthcare market.

2.
Miscellaneous. All terms and conditions set forth in the Agreement that are not amended hereby shall remain in full force and effect. This Second Amendment shall be governed by and construed in accordance with the substantive law of the State of Illinois, without regard to the conflicts of law provisions thereof, and any dispute arising out of or in connection with this Second Amendment shall be governed by the alternative dispute resolution provisions of Exhibit 9.11 of the Agreement. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument. This Second Amendment is the product of both of the Parties hereto and, in the event of a dispute over its interpretation, the language of this Second Amendment will not be construed against one Party in favor of the other. This Second Amendment together with the Agreement and the Amendment dated September 30, 2013 constitute the entire agreement between such Parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the Parties with regard to the transactions contemplated herein. From the date hereof, any reference to the Agreement shall be deemed to refer to the Agreement as amended by this Second Amendment.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its authorized representative in its name and on its behalf.

ABBOTT POINT OF CARE INC.		ABAXIS, INC.

By:	/s/ John Murad	By:	/s/ Donald P. Wood

Name:	John Murad	Name:	Donald P. Wood

Title:	Director, Channel Marketing	Title:	President & COO

Date:	30-May-2017	Date:	5/23/17